Exhibit 99.1

independent Auditors’ Report

American Standard Energy Corp.

Scottsdale, Arizona

We have audited the accompanying statements of revenues and direct operating expenses of the oil and natural gas properties (the “XOG Properties”), as defined in Note 1, acquired on March 5, 2012 by American Standard Energy Corp (the “Company”) for each of the years ending December 31, 2011 and 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The XOG Properties are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the internal controls over financial reporting associated with the XOG Properties. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and are not intended to be a complete presentation of the results of operations of the XOG Properties.

In our opinion, the statements of revenues and direct operating expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses of the XOG Properties for each of the years ended December 31, 2011 and 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

Houston, Texas

May 18, 2012

XOG PROPERTIES

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF OIL AND NATURAL GAS PROPERTIES ACQUIRED FROM XOG

OPERATING LLC AND GERONIMO HOLDING CORPORATION

	Year Ended December 31,
	2011	2010

Revenues – oil and natural gas sales	$4,924,000	$3,393,000

Direct operating expenses:
Lease operating expenses	2,877,000	2,487,000
Production and other taxes	424,000	353,000
Total direct operating expenses	3,301,000	2,840,000

Revenues in excess of direct operating expenses	$1,623,000	$553,000

See accompanying notes to statements of revenues and direct operating expenses.

 XOG PROPERTIES

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

(1) Basis of Presentation

The accompanying financial statements present the revenues and direct operating expenses of the oil and natural gas properties (the “XOG Properties”) acquired pursuant to the Purchase and Sale Agreement dated February 24, 2012 and closed on March 5, 2012 between American Standard Energy Corp. (the “Company”) and XOG Operating LLC (“XOG”) and Geronimo Holding Corporation (“Geronimo” and together with XOG, the “Sellers”) for each of the two years ended December 31, 2010 and 2011.

The XOG Properties were purchased by the Company on March 5, 2012, in exchange for the delivery by the Company to the Sellers of $10 million in cash, including a $1.5 million cash deposit previously paid by the Company, a note in the principal amount of $35,000,000 made by the Company in favor of Geronimo and 5,000,000 shares of the common stock of the Company.

The XOG Properties consist of acquired leasehold working interests in approximately 72,300 net acres across the Permian Basin, Eagle Ford shale formation and the Eagle Bine in Texas, the Williston Basin in North Dakota, and the Niobrara shale formation in Wyoming and Nebraska and include 235 gross (164.9 net) wells.

The accompanying statements of revenues and direct operating expenses of the XOG Properties do not include indirect general and administrative expenses, interest expense, depreciation, depletion and amortization, or any provision for income taxes. Management of the Company believes historical expenses of this nature incurred by the Sellers are not indicative of the future costs to be incurred by the Company.

Revenues in the accompanying statements of revenues and direct operating expenses are recognized based on XOG Properties’ share of any given period’s production multiplied times the contract price received for the period. The direct operating expenses are recognized on the accrual basis and consist of the direct costs of operating the XOG Properties including production taxes, lifting costs, gathering, well repair and well workover costs. Direct costs do not include general corporate overhead.

Historical financial information reflecting financial position, results of operations, and cash flows of the XOG Properties is not presented because it would be impractical and costly to obtain, since such financial information was not historically prepared by the Seller. Other assets acquired and liabilities assumed were not material. In addition, the XOG Properties were a part of larger enterprises prior to the acquisition by the Company, and representative amounts of indirect general and administrative expenses, depreciation, depletion and amortization, interest and other indirect costs were not necessarily allocated to the XOG Properties acquired, nor would such allocated historical costs be relevant to future operations of the XOG Properties. The historical statements of revenues and direct operating expenses of the Sellers’ interest in the XOG Properties are presented in order to substantially comply with the rules and regulations of the Securities and Exchange Commission for businesses acquired.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 XOG PROPERTIES

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

(2) Supplemental Financial Information for Oil and Natural Gas Producing Activities (Unaudited)

The following reserve estimates have been prepared by the Company’s internal petroleum engineer as of December 31, 2011 and 2010. These reserve estimates have been prepared in compliance with the Securities and Exchange Commission (“SEC”) rules, which require SEC reporting companies to prepare their reserves estimates using revised reserve definitions and revised pricing based on a 12-month unweighted average of the first-day-of-the-month pricing.

(a) Reserve Quantity Information

Proved reserves are estimated quantities of crude oil and natural gas which geological and engineering data demonstrates with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods.

Below are the net quantities of net total proved reserves, and net proved developed reserves of the XOG Properties. An analysis of the change in estimated quantities of reserves, all of which are located within the United States, is presented below:

	Oil (MBbls)	Natural Gas (MMcf)

Total Proved Reserves:
Balance, December 31, 2009	220,425	286,793
Revisions of previous estimates and improved recovery	67,666	14,193
Production	(31,222)	(60,769)

Balance, December 31, 2010	256,869	240,217
Revisions of previous estimates and improved recovery	40,047	(11,983)
Production	(49,471)	(52,217)

Balance, December 31, 2011	247,445	176,017

Proved Developed Reserves:
Balance, December 31, 2010	256,869	240,217
Balance, December 31, 2011	247,445	176,017

 XOG PROPERTIES

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

(b)	Standardized Measure of Discounted Future Net Cash Flows Relating to Oil and Natural Gas Reserves

The standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves (“Standardized Measure”) is a disclosure requirement under Accounting Standards Codification (ASC) 932. The Standardized Measure does not purport to be, nor should it be interpreted to present, the fair market value of the proved oil and natural gas reserves of the XOG Properties. An estimate of fair market value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions. The estimates of future cash flows and future production and development costs are based on period-end sales prices for oil and natural gas, estimated future production of proved reserves and estimated future production and development costs of proved reserves, based on current costs and economic conditions. The estimated future net cash flows are then discounted at a rate of 10%. No deduction has been made for general and administrative expenses, interest expense, depreciation, depletion and amortization or for federal or state income taxes.

The Standardized Measure (before income taxes) relating to proved oil and natural gas reserves is presented below:

	Years Ended December 31,
	2011	2010

Future production revenues	$23,894,557	$20,951,606

Future costs:
Production	(15,630,222)	(15,211,757)
Future net cash flows before income taxes	8,264,335	5,739,849
10% annual discount for estimated timing of cash flows	(2,689,951)	(1,921,621)

Standardized measure of discounted net cash flows	$5,574,384	$3,818,228

The Standardized Measure is based on the following oil and natural gas price realized over the life of the properties at the wellhead as of the following dates:

	Years Ended December 31,
	2011	2010

Oil (per Bbl) (a)	$93.25	$76.98
Natural Gas (per Mcf) (b)	$4.67	$4.90

(a)	The quoted oil price for all fiscal years is the 12-month un-weighted average first-day-of-the-month West Texas Intermediate physical spot price for each month of 2011 and 2010.

(b)	The quoted gas price for all fiscal years is the 12-month un-weighted average first-day-of-the-month Henry Hub physical spot price for each month of 2011 and 2010.

 XOG PROPERTIES

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

Changes in the Standardized Measure (before income taxes) relating to proved oil and natural gas reserves is as follows (in thousands):

	Years Ended December 31,
	2011	2010

Increase (decrease):
Sales, net of production costs	$(1,623,000)	$(553,000)
Net change in sales prices, net of production costs	1,806,450	1,546,638
Revisions of previous estimates and improved recovery	859,454	995,923
Extensions and discoveries	–	–
Other	394,303	45,489
Accretion of discount	318,949	132,333
Net increase	1,756,156	2,167,383
Standardized measure of discounted future net cash flows:
Beginning of year	3,818,228	1,650,845

End of year	$5,574,384	$3,818,228

Estimates of economically recoverable oil and natural gas reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree speculative and may vary considerably from actual results. Therefore, actual production, revenues, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties, and are based on data gained from production histories and on assumptions as to geologic formations, reservoir behavior, equipment condition and other matters. Actual quantities of oil and natural gas produced in the future may differ materially from the amounts estimated.

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